Exhibit 99.1

Infinera Corporation Reports Third Quarter 2021 Financial Results

San Jose, Calif., November 3, 2021 - Infinera Corporation (NASDAQ: INFN) today released financial results for its third quarter ended September 25, 2021.
GAAP revenue for the quarter was $355.8 million compared to $338.2 million in the second quarter of 2021 and $340.2 million in the third quarter of 2020.
GAAP gross margin for the quarter was 33.2% compared to 35.6% in the second quarter of 2021 and 31.8% in the third quarter of 2020. GAAP operating margin for the quarter was (8.7)% compared to (6.9)% in the second quarter of 2021 and (7.9)% in the third quarter of 2020.
GAAP net loss for the quarter was $(53.8) million, or $(0.26) per share, compared to $(35.6) million, or $(0.17) per share, in the second quarter of 2021, and $(35.9) million, or $(0.19) per share, in the third quarter of 2020.
Non-GAAP revenue for the quarter was $356.8 million compared to $339.2 million in the second quarter of 2021 and $341.2 million in the third quarter of 2020.
Non-GAAP gross margin for the quarter was 38.0% compared to 37.7% in the second quarter of 2021 and 35.2% in the third quarter of 2020. Non-GAAP operating margin for the quarter was 2.4% compared to 0.8% in the second quarter of 2021 and 2.2% in the third quarter of 2020.
Non-GAAP net loss for the quarter was $(3.0) million, or $(0.01) per share, compared to net loss of $(6.0) million, or $(0.03) per share, in the second quarter of 2021, and a net loss of $(0.8) million, or $(0.01) per share, in the third quarter of 2020.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO David Heard said, “Q3 was a strong quarter for us, with revenue coming in ahead of the mid-point of our outlook range and both non-GAAP gross margin and operating margin exceeding the high-end of our outlook range. We delivered these results against a challenging supply chain environment and ended the quarter with record backlog.”
“The demand drivers fueling our business are robust and we remain focused on executing our strategy with an enhanced leadership team. Having refreshed our portfolio, we are ramping our ICE6 products and achieving greater market traction. Based on this foundation, I remain confident in our ability to deliver on our financial goals for 2021 and our longer-term target business model."
Financial Outlook
Infinera's outlook for the fourth quarter ending December 25, 2021 is as follows:
•GAAP revenue is expected to be $384 million +/- $15 million. Non-GAAP revenue is expected to be $385 million +/- $15 million.
•GAAP gross margin is expected to be 35.0% +/- 150 bps. Non-GAAP gross margin is expected to be 37.0% +/- 150 bps.
•GAAP operating expenses are expected to be $154 million +/- $2 million. Non-GAAP operating expenses are expected to be $131 million +/- $2 million.
•GAAP operating margin is expected to be (5.1)% +/- 200 bps. Non-GAAP operating margin is expected to be 3.0% +/- 200 bps.
Third Quarter 2021 Investor Slides Available Online
Investor slides reviewing Infinera's third quarter of 2021 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the third quarter of 2021 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast. A copy of this press release can be found at investors.infinera.com.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the third quarter of 2021 and its outlook for the fourth quarter of 2021 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may register for the conference call at https://conferencingportals.com/event/PUIteabr. A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read Infinera's latest blog posts at www.infinera.com/blog. Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, the demand drivers fueling Infinera's business, Infinera's ICE6 product ramp and market traction, Infinera's ability to deliver on its financial goals for 2021 and its longer-term target business model, and Infinera's financial outlook for the fourth quarter of 2021. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include supply chain issues, including delays, shortages and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; delays in the development, introduction or acceptance of new products or updates to existing products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; aggressive business tactics by Infinera’s competitors; the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; the effects of customer and supplier consolidation; Infinera's ability to identify, attract and retain qualified personnel; the effectiveness of actions that Infinera is taking to restructure its business; Infinera’s ability to respond to rapid technological changes; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; risks and compliance obligations relating to Infinera's international operations as well as actions by the U.S. or foreign governments; the impacts of foreign currency fluctuations; Infinera's ability to service its debt obligations and pursue its strategic plan; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; events that are outside of Infinera's control, such as natural disasters, terrorist attacks or other catastrophic events that could harm Infinera's operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended on December 26, 2020 as filed with the SEC on March 3, 2021, and its Quarterly Report on Form 10-Q for the quarter ended June 26, 2021 as filed with the SEC on August 3, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude acquisition-related deferred revenue adjustment, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, COVID-19 related costs, amortization of debt discount on Infinera’s convertible senior notes, litigation charges, foreign exchange (gains) losses, net, and income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the fourth quarter of 2021 that exclude acquisition-related deferred revenue adjustment, stock-based compensation expense, amortization of acquired intangible assets, and restructuring and other related costs. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below for specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, and net income (loss) prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Revenue:
Product	$270,818	$261,906	$782,420	$778,325
Services	84,996	78,305	242,528	223,746
Total revenue	355,814	340,211	1,024,948	1,002,071
Cost of revenue:
Cost of product	187,956	185,001	525,494	573,312
Cost of services	43,722	38,100	128,428	115,394
Amortization of intangible assets	4,609	7,287	13,839	24,636
Acquisition and integration costs	—	43	—	1,828
Restructuring and other related costs	1,434	1,504	1,679	4,252
Total cost of revenue	237,721	231,935	669,440	719,422
Gross profit	118,093	108,276	355,508	282,649
Operating expenses:
Research and development	76,648	65,636	224,111	200,906
Sales and marketing	33,223	28,954	99,777	97,459
General and administrative	28,301	28,183	87,004	87,904
Amortization of intangible assets	4,351	4,696	13,148	13,836
Acquisition and integration costs	—	1,045	614	13,611
Restructuring and other related costs	6,546	6,679	8,191	17,356
Total operating expenses	149,069	135,193	432,845	431,072
Loss from operations	(30,976)	(26,917)	(77,337)	(148,423)
Other income (expense), net:
Interest income	22	7	89	85
Interest expense	(12,622)	(12,645)	(36,482)	(33,875)
Other gain (loss), net	(4,763)	5,018	(14,439)	(9,656)
Total other income (expense), net	(17,363)	(7,620)	(50,832)	(43,446)
Loss before income taxes	(48,339)	(34,537)	(128,169)	(191,869)
Provision for income taxes	5,455	1,359	9,541	4,930
Net loss	$(53,794)	$(35,896)	$(137,710)	$(196,799)
Net loss per common share:
Basic	$(0.26)	$(0.19)	$(0.67)	$(1.06)
Diluted	$(0.26)	$(0.19)	$(0.67)	$(1.06)
Weighted average shares used in computing net loss per common share:
Basic	209,183	189,589	206,201	185,737
Diluted	209,183	189,589	206,201	185,737

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 25, 2021		June 26, 2021		September 26, 2020		September 25, 2021		September 26, 2020
Reconciliation of Revenue:
GAAP as reported	$355,814		$338,227		$340,211		$1,024,948		$1,002,071
Acquisition-related deferred revenue adjustment(1)	978		978		1,037		2,934		3,197
Non-GAAP as adjusted	$356,792		$339,205		$341,248		$1,027,882		$1,005,268

Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$118,093	33.2%	$120,383	35.6%	$108,276	31.8%	$355,508	34.7%	$282,649	28.2%
Acquisition-related deferred revenue adjustment(1)	978		978		1,037		2,934		3,197
Stock-based compensation expense(2)	1,968		2,130		1,878		5,894		6,043
Amortization of acquired intangible assets(3)	4,609		4,614		7,287		13,839		24,636
Acquisition and integration costs(4)	—		—		43		—		1,828
Restructuring and other related costs(5)	1,434		(269)		1,504		1,679		4,252
Inventory related charges(6)	8,623		—		—		8,623		—
COVID-19 related costs(7)	—		—		—		—		3,641
Non-GAAP as adjusted	$135,705	38.0%	$127,836	37.7%	$120,025	35.2%	$388,477	37.8%	$326,246	32.5%

Reconciliation of Operating Expenses:
GAAP as reported	$149,069		$143,631		$135,193		$432,845		$431,072
Stock-based compensation expense(2)	11,664		11,809		10,185		32,651		30,499
Amortization of acquired intangible assets(3)	4,351		4,392		4,696		13,148		13,836
Acquisition and integration costs(4)	—		—		1,045		614		13,611
Restructuring and other related costs(5)	6,546		(674)		6,679		8,191		17,356
Litigation charges (9)	(594)		2,885		—		2,291		—
Non-GAAP as adjusted	$127,102		$125,219		$112,588		$375,950		$355,770

Reconciliation of Income/(Loss) from Operations and Operating Margin:
GAAP as reported	$(30,976)	(8.7)%	$(23,248)	(6.9)%	$(26,917)	(7.9)%	$(77,337)	(7.5)%	$(148,423)	(14.8)%
Acquisition-related deferred revenue adjustment(1)	978		978		1,037		2,934		3,197
Stock-based compensation expense(2)	13,632		13,939		12,063		38,545		36,542
Amortization of acquired intangible assets(3)	8,960		9,006		11,983		26,987		38,472
Acquisition and integration costs(4)	—		—		1,088		614		15,439
Restructuring and other related costs(5)	7,980		(943)		8,183		9,870		21,608
Inventory related charges(6)	8,623		—		—		8,623		—
COVID-19 related costs(7)	—		—		—		—		3,641
Litigation charges (9)	(594)		2,885		—		2,291		—
Non-GAAP as adjusted	$8,603	2.4%	$2,617	0.8%	$7,437	2.2%	$12,527	1.2%	$(29,524)	(2.9)%

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Reconciliation of Net Income/(Loss):
GAAP as reported	$(53,794)	$(35,594)	$(35,896)	$(137,710)	$(196,799)
Acquisition-related deferred revenue adjustment(1)	978	978	1,037	2,934	3,197
Stock-based compensation expense(2)	13,632	13,939	12,063	38,545	36,542
Amortization of acquired intangible assets(3)	8,960	9,006	11,983	26,987	38,472
Acquisition and integration costs(4)	—	—	1,088	614	15,439
Restructuring and other related costs(5)	7,980	(943)	8,183	9,870	21,608
Inventory related charges(6)	8,623	—	—	8,623	—
COVID-19 related costs(7)	—	—	—	—	3,641
Amortization of debt discount on Infinera's convertible senior notes(8)	7,442	7,259	6,741	21,784	18,439
Litigation charges (9)	(594)	2,885	—	2,291	—
Foreign exchange (gains) losses, net(10)	4,213	(3,382)	(5,023)	12,537	9,486
Income tax effects(11)	(404)	(152)	(991)	(909)	(2,997)
Non-GAAP as adjusted	$(2,964)	$(6,004)	$(815)	$(14,434)	$(52,972)

Net Income/(Loss) per Common Share - Basic and Diluted:
GAAP as reported	$(0.26)	$(0.17)	$(0.19)	$(0.67)	$(1.06)
Non-GAAP as adjusted	$(0.01)	$(0.03)	$(0.01)	$(0.07)	$(0.29)

Weighted Average Shares Used in Computing Net Income/(Loss) per Common Share:
Basic	209,183	206,780	189,589	206,201	185,737
Diluted(12)	209,183	206,780	189,589	206,201	185,737

(1)Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in Infinera's acquisition of Coriant, which closed during the fourth quarter of 2018. The revenue for these support contracts is deferred and typically recognized over a period of time after the Coriant acquisition, so Infinera's GAAP revenue for a period of time after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from support contracts assumed in the Coriant acquisition are useful to investors as an additional means to reflect revenue trends in Infinera's business.
(2)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Cost of revenue	$1,968	$2,130	$1,878	$5,894	$6,043
Total cost of revenue	1,968	2,130	1,878	5,894	6,043
Research and development	4,714	5,071	4,209	14,082	12,362
Sales and marketing	3,059	2,811	2,706	9,069	8,136
General and administration	3,891	3,927	3,270	9,500	10,001
Total operating expenses	11,664	11,809	10,185	32,651	30,499
Total stock-based compensation expense	$13,632	$13,939	$12,063	$38,545	$36,542

(3)Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with Infinera’s acquisition of Transmode AB, which closed in 2015. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the Coriant acquisition. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.
(5)Restructuring and other related costs are primarily associated with Infinera's plan to restructure certain international research and development operations, the reduction of operating costs, the closure of Infinera's Berlin, Germany site, the reduction of headcount at Infinera's Munich, Germany site and other international sites, and Coriant's historical restructuring plan associated with its early retirement plan. In addition, this includes certain contractual liabilities and accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(6)Inventory related charges were incurred as a result of the exit from certain product lines in connection with restructuring initiatives. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(7)COVID-19 related costs consist of higher replacement costs associated with certain warranty parts customers were unable to return for repair due to logistics issues and mobility issues related to COVID-19 public health mandates and restrictions. In addition, Infinera needed to source certain key components from an alternate supplier at substantially higher cost in order to fulfill delivery commitments in the normal course of business. Management has excluded these expenses from non-GAAP financial measures because they were caused by atypical circumstances during the COVID-19 pandemic, as their exclusion provides a better indication of Infinera's underlying business performance.
(8)Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and $200 million in aggregate principal amount of 2.50% convertible debt issued in March 9, 2020 due March 2027. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(9)Litigation charges are associated with the settlement of litigation matters. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results because they are non-recurring, and management believes that this expense is not indicative of ongoing operating performance.
(10)Foreign exchange (gains) and losses have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance. Exclusion of foreign exchange (gains) and losses from non-GAAP results commenced in the first quarter of 2021 and prior periods have been adjusted for comparability.
(11)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(12)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment, net made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Net cash provided by (used in) operating activities	$(13,175)	$21,304	$(36,472)	$26,759	$(164,516)
Purchase of property and equipment, net	(6,525)	(14,068)	(8,146)	(32,314)	(27,148)
Free cash flow	$(19,700)	$7,236	$(44,618)	$(5,555)	$(191,664)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 25, 2021	December 26, 2020
ASSETS
Current assets:
Cash	$203,484	$298,014
Short-term restricted cash	2,840	3,293
Accounts receivable, net of allowance for doubtful accounts of $1,624 in 2021 and $2,912 in 2020	273,371	319,428
Inventory	289,613	269,307
Prepaid expenses and other current assets	140,202	171,831
Total current assets	909,510	1,061,873
Property, plant and equipment, net	155,520	153,133
Operating lease right-of-use assets	58,669	68,851
Intangible assets	97,206	124,882
Goodwill	264,758	273,426
Long-term restricted cash	10,076	14,076
Other long-term assets	37,720	36,256
Total assets	$1,533,459	$1,732,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$173,303	$175,762
Accrued expenses and other current liabilities	145,394	150,550
Accrued compensation and related benefits	69,536	52,976
Short-term debt, net	483	101,983
Accrued warranty	23,649	19,369
Deferred revenue	107,825	133,246
Total current liabilities	520,190	633,886
Long-term debt, net	468,838	445,996
Long-term accrued warranty	20,935	21,339
Long-term deferred revenue	30,048	29,810
Long-term deferred tax liability	3,126	4,164
Long-term operating lease liabilities	65,289	76,126
Other long-term liabilities	84,762	94,892
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 as of September 25, 2021 and December 26, 2020 Issued and outstanding shares – 210,177 as of September 25, 2021 and 201,397 as of December 26, 2020	210	201
Additional paid-in capital	2,015,442	1,965,245
Accumulated other comprehensive loss	(10,407)	(11,898)
Accumulated deficit	(1,664,974)	(1,527,264)
Total stockholders' equity	340,271	426,284
Total liabilities and stockholders’ equity	$1,533,459	$1,732,497

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 25, 2021	September 26, 2020
Cash Flows from Operating Activities:
Net loss	$(137,710)	$(196,799)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	60,233	74,263
Non-cash restructuring charges and related costs	917	2,893
Amortization of debt discount and issuance costs	24,039	20,475
Operating lease expense	11,792	14,123
Stock-based compensation expense	38,545	36,542
Other, net	3,466	3,891
Changes in assets and liabilities:
Accounts receivable	42,498	55,252
Inventory	(24,893)	63,201
Prepaid expenses and other assets	14,973	(25,479)
Accounts payable	(2,076)	(117,824)
Accrued liabilities and other expenses	19,127	(73,509)
Deferred revenue	(24,152)	(21,545)
Net cash provided by (used in) operating activities	26,759	(164,516)
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(32,314)	(27,148)
Net cash used in investing activities	(32,314)	(27,148)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock from at-the-market equity offering, net of issuance costs of $954	—	31,022
Proceeds from issuance of 2027 Notes	—	194,500
Proceeds from revolving Credit Facility	—	55,000
Repayment of revolving Credit Facility	(77,000)	(8,000)
Repayment of third party manufacturing funding	(24,610)	(5,346)
Payment of debt issuance cost	—	(2,437)
Repayment of mortgage payable	(233)	(233)
Payment of term license obligation	(5,474)	—
Principal payments on financing lease obligations	(1,185)	(1,050)
Proceeds from issuance of common stock	16,497	15,352
Tax withholding paid on behalf of employees for net share settlement	(4,724)	(1,959)
Net cash (used in) provided by financing activities	(96,729)	276,849
Effect of exchange rate changes on cash and restricted cash	3,301	(2,198)
Net change in cash and restricted cash	(98,983)	82,987
Cash and restricted cash at beginning of period	315,383	132,797
Cash and restricted cash at end of period(1)	$216,400	$215,784

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 25, 2021	September 26, 2020
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$15,901	$3,486
Cash paid for interest	$17,171	$14,415
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$—	$31
Transfer of inventory to fixed assets	$4,133	$453
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$9,858	$—

(1)     Reconciliation of cash and restricted cash to the condensed consolidated balance sheets:

	September 25, 2021	September 26, 2020

Cash	$203,484	$196,546
Short-term restricted cash	2,840	4,503
Long-term restricted cash	10,076	14,735
Total cash and restricted cash	$216,400	$215,784

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21
GAAP Revenue ($ Mil)	$384.6	$330.3	$331.6	$340.2	$353.5	$330.9	$338.2	$355.8
GAAP Gross Margin %	29.0%	23.3%	29.4%	31.8%	35.7%	35.4%	35.6%	33.2%
Non-GAAP Gross Margin %(1)	35.2%	28.3%	33.8%	35.2%	37.6%	37.6%	37.7%	38.0%
GAAP Revenue Composition:
Domestic %	52%	52%	50%	49%	36%	48%	52%	46%
International %	48%	48%	50%	51%	64%	52%	48%	54%
Customers >10% of Revenue	1	1	1	1	—	1	—	—
Cash Related Information:
Cash from Operations ($ Mil)	($10.2)	($91.5)	($36.6)	($36.4)	$52.2	$18.6	$21.3	($13.2)
Capital Expenditures ($ Mil)	$2.7	$8.5	$10.5	$8.1	$11.9	$11.7	$14.1	$6.5
Depreciation & Amortization ($ Mil)	$28.6	$25.4	$25.9	$22.9	$25.9	$20.5	$18.8	$20.9
DSOs	83	75	79	78	82	76	76	70
Inventory Metrics:
Raw Materials ($ Mil)	$47.4	$50.0	$43.4	$39.3	$34.7	$31.8	$33.3	$37.4
Work in Process ($ Mil)	$48.8	$52.0	$50.9	$51.6	$55.8	$55.5	$55.1	$54.4
Finished Goods ($ Mil)	$244.1	$217.7	$193.9	$185.0	$178.8	$175.5	$185.6	$197.8
Total Inventory ($ Mil)	$340.3	$319.7	$288.2	$275.9	$269.3	$262.8	$274.0	$289.6
Inventory Turns(2)	2.9	3.0	3.1	3.2	3.3	3.1	3.1	3.1
Worldwide Headcount	3,261	3,302	3,209	3,074	3,050	3,041	3,108	3,205
Weighted Average Shares Outstanding (in thousands):
Basic	180,864	182,024	185,596	189,589	195,655	202,638	206,780	209,183
Diluted	186,349	189,246	190,127	195,868	203,259	217,970	219,459	219,262
(1)Non-GAAP adjustments include acquisition-related deferred revenue and inventory adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, and COVID-19 related costs. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and other related costs, inventory related charges, COVID-19 related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q4'21
Outlook
Reconciliation of Revenue:
GAAP	$384.0
Acquisition-related deferred revenue adjustment	1.0
Non-GAAP	$385.0

Reconciliation of Gross Margin:
GAAP	35.0%
Acquisition-related deferred revenue adjustment	0.3%
Stock-based compensation expense	0.4%
Amortization of acquired intangible assets	1.2%
Restructuring and other related costs	0.1%
Non-GAAP	37.0%

Reconciliation of Operating Expenses:
GAAP	$154.0
Stock-based compensation expense	(11.5)
Amortization of acquired intangible assets	(4.4)
Restructuring and other related costs	(7.1)
Non-GAAP	$131.0

Reconciliation of Operating Margin:
GAAP	(5.1)%
Acquisition-related deferred revenue adjustment	0.3%
Stock-based compensation expense	3.5%
Amortization of acquired intangible assets	2.3%
Restructuring and other related costs	2.0%
Non-GAAP	3.0%